UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)
555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2021, the Board of Directors (the “Board”) of Rush Enterprises, Inc. (the “Company”) adopted certain amendments to the: (i) Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan (the “2007 LTIP”); (ii) Rush Enterprises, Inc. Amended and Restated Executive Transition Plan (the “ETP”); and (iii) Rush Enterprises, Inc. Amended and Restate Employee Stock Purchase Plan (the “2004 ESPP”). In addition, the Board also adopted a new Form of Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan Stock Option Agreement (“Form of Option Award Agreement”) and a new Form of Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan Restricted Stock Award Agreement (“Form of Restricted Stock Award Agreement”).

The amendments to the 2007 LTIP were made to (i) reflect the Board’s recent adoption of a Clawback Policy (the “Policy”), as discussed in Item 8.01 below; (ii) limit the discretion that the Compensation Committee has to accelerate the vesting of equity awards; and (iii) adjust the number of shares described therein to account for the Company’s 3-for-2 stock split that occurred in October 2020. The amendment to the ETP and the new Form of Option Award Agreement and Form of Restricted Stock Award Agreement are each necessary to reflect the adoption of the Policy, while the amendment to the 2004 ESPP was made to adjust the number shares described therein to account for the stock split.

The foregoing descriptions of the: (i) amendment to the 2007 LTIP; (ii) amendment to the ETP; (iii) amendment to the ESPP; (iv) Form of Option Award Agreement; and (v) Form of Restricted Stock Award Agreement do not purport to be complete and are qualified in their entirety by the full text of such documents, copies of which are filed hereto as Exhibits 10.1 through 10.5, respectively, and are incorporated herein by reference.

Item 8.01     Other Events.

On February 16, 2021, Compensation Committee adopted, and the Board approved, the Policy, which allows the Company to recover certain forms of compensation in certain situations. The Policy applies to the Company’s current and former executive officers, including all of the named executive officers (“NEOs”) and it also applies generally to all participants in the 2007 LTIP. The Board adopted the Policy, which provides for the recoupment of certain compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws or from material misconduct or fraud. If the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, the Board will require reimbursement or forfeiture of any excess incentive compensation received by an NEO during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement, and for all other 2007 LTIP participants, the Board will require reimbursement if it is determined that such individual’s conduct was directly related to the restatement. If the Board determines that an NEO or 2007 LTIP participant has committed any act of embezzlement, fraud, theft or any other financial misconduct, the Board may require such person to forfeit or reimburse the Company for some or all (as determined by the Board) of the incentive compensation awarded to or received during the three years following the discovery of the act.

Item 9.01        Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.     Description

10.1	First Amendment to Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan
10.2	First Amendment to Rush Enterprises, Inc. Amended and Restated Executive Transition Plan
10.3	First Amendment to Rush Enterprises, Inc. Amended and Restate Employee Stock Purchase Plan
10.4	Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan Form of Stock Option Award Agreement
10.5	Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan Form of Restricted Stock Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: February 22, 2021	By:	/s/ Michael Goldstone
Michael Goldstone Vice President, General Counsel and Corporate Secretary